EXHIBIT 99.B10
                                   EXHIBIT (I)

                    OPINION AND CONSENT OF THOMAS E. PIERPAN
                 AS TO LEGALITY OF SECURITIES BEING REGISTERED

April 21, 1999

WRL Series Fund
P.O. Box 5068
Clearwater, Florida 33758-5068

Dear Gentlemen:

This opinion is furnished in connection with the proposed registration of the WRL Series Fund, Inc.

         1. The WRL Series Fund, Inc. has been duly organized, is existing in good standing and is authorized to issued shares of its stock.

         2. The shares of WRL Series Fund, Inc. to be issued in connection with the Registration Statement have been duly authorized and when issued and delivered as provided in the Registration Statement will be validly issued, fully paid and nonassessable.

I, as legal counsel to the WRL Series Fund, Inc., hereby consent to the filing of this opinion with the Registration Statement.

Very truly yours,

/s/ Thomas E. Pierpan
Thomas E. Pierpan

Vice President, Associate General Counsel and Assistant Secretary